EXHIBIT 10.14

                           ONEIDA VALLEY NATIONAL BANK
                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                                    Article I
                Establishment, Purpose and Effective Date of Plan

1.1 Establishment. Oneida Valley National Bank, a New York banking corporation (the "Company") hereby establishes a supplemental executive retirement program, which shall be known as Oneida Valley National Bank Supplemental Retirement Income Plan (the "Plan").

1.2 Purpose. The purpose of the Plan is to provide supplemental retirement income in excess of the retirement benefits otherwise provided to employees under the Company's qualified and non-qualified retirement plans to the Executive named in Section 2.1(G). Payment of the retirement benefits under this Plan will be made from the general assets of the Company, or by such other method as is consistent with Section 5.2 of this plan and which is agreed to by the Executive and the Company.

1.3  Effective Date. The Plan shall become effective as of September 1, 1997.

                                   Article II
                                   Definitions

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

     (A) "Actuarial Equivalent" means a benefit payable in a different form, but having the same value when computed using mortality determined by reference to the 1983 Group Annuity Mortality Table, with an interest rate equal to seven percent (7%).

     (B) "Base Compensation" means the highest annual regular compensation (excluding any and all additional compensation, such as bonuses, fringe benefits (whether or not taxable), and qualified and non-qualified plan contributions contributed by the Company) paid to the Executive prior to his termination of employment. Base Compensation shall include any compensation deferred by the Executive under a 40 1(k) or Section 125 plan sponsored by the Company. In the event termination of employment occurs at a time other than December 31, Base Compensation shall be calculated by reference to the greatest Base Compensation received by the Executive during any 12 consecutive month period immediately preceding termination of employment. For purposes of this Plan, Base Compensation shall not be limited by
          Section 401(a)(17) of the Code.

     (C) "Beneficiary" means the person(s) properly designated to receive, under provisions of the Plan, benefits payable in the event of the Executive's death.

     (D) "Board" means the Board of Directors of the Company, or a committee comprised of members of the Board of Directors assigned the responsibility to administer the Plan.

     (E) "Code" means the Internal Revenue Code of 1986 as amended from time to time, and any regulations relating thereto.

     (F)  "Company" means Oneida Valley National Bank.


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     (G)  "Executive" means John Mott.

     (H) "Non-Qualified Retirement Plan" means any plan of deferred compensation maintained by the Company for the benefit of the Executive.

     (I) "Normal Retirement" means the termination of the Executive's employment upon attaining age 62.

     (J) "Normal Retirement Date" means the first day of the month coinciding with or next following the date the Executive attains 62 years of age.

     (K) "Plan" means the Oneida Valley National Bank Supplemental Retirement Income Plan.

     (L)  "Plan Year" is January 1 through December 31.

     (M) "Qualified Retirement Plan" means any tax qualified retirement or profit sharing plan maintained by the Company.

     (N) "Supplemental Retirement Benefit" means the benefit payable to the Executive pursuant to Article IV of the Plan by reason of his termination of employment with the Company for any reason other than death. In the case of the Executive's death, a benefit is payable as described in Section 4.4(B).

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   Article III
                                     Vesting

3.1 Vesting Schedule. All benefits under this Plan shall be fully vested at all times unless the Executive's employment with the Company is terminated for cause.

                                   Article IV
                         Supplemental Retirement Benefit

4.1 Amount. In general, the Supplemental Retirement Benefit payable to the Executive at his Normal Retirement Date pursuant to Section 4.2, and calculated as of his date of termination shall be equal to (a) minus (b) minus (c) minus (d), where:

     (a) is a monthly benefit equal to 55% of the Executive's Base Compensation divided by 12,

     (b) is the monthly Company provided normal retirement benefit(s) to which the Executive is entitled under any Qualified Retirement Plan or Non-Qualified Retirement Plan maintained by the Company, calculated as of his date of termination,

     (c) is the monthly Social Security benefits to which the Executive becomes entitled and actually receives, and

     (d) is the monthly retirement benefits to which the Executive is entitled from his employment with Merchants National Bank.


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         The amount of offset in section 4.1(b) attributable to employer provided benefits from the Company's 401(k) plan shall be based on the monthly benefit that is the actuarial equivalent of the lump sum due to Employer contribution at the date of termination.

4.2 Form of Benefit. The Supplemental Retirement Benefit payable to the Executive shall be paid in any one of the following forms as determined by the Board, in its sole discretion, after non-binding consultation with the
     Executive:

          (a) a straight life annuity, payable monthly, and guaranteed for 5 years,

          (b)  a joint and 50% survivor annuity, payable monthly,

          (c) a 100% joint and survivor annuity, payable monthly, and guaranteed for 5 years,

          (d) a joint and 50% survivor annuity, payable monthly, and guaranteed for 5 years,

          (e)  a straight life annuity, payable monthly,

          (f) a joint and 50% survivor annuity, payable monthly, with "pop-up", and

          (g) a 100% joint and survivor annuity, payable monthly, with "pop-up".

     Each of these optional forms of benefit shall be the actuarial equivalent of a life annuity, determined by employing the assumptions set forth in
     Section 2.1(A).

4.3 Payment of Benefit. Payment of the Supplemental Retirement Benefit shall commence on the first day of the month following the month in which termination of employment occurs.

4.4 Termination. In the event the Executive terminates employment for reason other than Normal Retirement, the Executive shall be entitled to be paid his Supplemental Retirement Benefit pursuant to this Article IV as follows:

     (A) Termination of Employment or Disability. In the event the Executive terminates employment for any reason other than death or for cause prior to attaining his Normal Retirement Age, the Executive shall be entitled to receive his Supplemental Retirement Benefit calculated as in Section 4.1 except that the amount in Section 4.1(a) shall be multiplied by a fraction, the numerator of which shall be his actual number of calendar months of employment with the Company and the denominator of which shall be the number of calendar months with the Company which the Executive would have completed had he survived until his attainment of age 62. Such benefit shall be payable at the Executive's Normal Retirement Date. At the sole discretion of the Board, payments may be made at an earlier date in a reduced amount that is the actuarially equivalent of the amount that would be payable at the Executive's Normal Retirement Date.

     (B) Death. If the Executive dies prior to his attainment of age 62, the Executive's Beneficiary shall receive the same benefit that would have been payable had the Executive terminated employment the day before he died, elected a joint and 100% survivor annuity with the contingent annuitant being the Executive's Beneficiary, and subsequently died on the day of his actually death.

     (C) Termination-for-Cause. Notwithstanding any other provision of the Plan, in the event the Company terminates a Participant's employment due to Termination-for-Cause, the Participant's Supplemental Retirement Benefit will be


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          forfeitable and the benefits under the Plan will be payable only at the discretion of the Board. The Board may in its sole discretion determine that no benefit, a reduced benefit, or a full benefit as specified by the Plan, shall be payable to the Participant.

          "Termination-for-Cause" means termination of the Participant's employment by the Company, by written notice to the Participant, specifying the event relied upon for such termination, due to (i) the Participant's willful misconduct in respect of his duties for the Company, (ii) conviction for a felony or willful neglect or an act of common law fraud, (iii) material, knowing and intentional failure to comply with applicable laws with respect to the execution of the Company's business operations, (iv) theft, fraud, embezzlement, dishonesty or similar conduct which has resulted or is likely to result in material economic damage to the Company or any of its affiliates or subsidiaries, or (v) dependence or addiction to alcohol or use of drugs (except those legally prescribed by and administered pursuant to the directions of a practitioner licensed to do so under the laws of the state or country of licensure) which in the opinion of the Board, interferes with the Participant's ability to perform his assigned duties and responsibilities.

4.5 Covenant Not To Compete. Executive agrees and understands that he shall not, for a period of five (5) years following his termination of employment with Company, in any way compete with the business of the Company within a 150 mile radius of any location where the Company maintains or conducts business within the State of New York. For the purposes of this Section, Executive shall not have any interest whatsoever, whether as owner, employee, independent contractor, shareholder, partner, sole proprietor, or consultant in or to any business which competes with the business of the Company. In the event the Executive violates this covenant, future benefits under this Plan (measured from the date of violation of this covenant) shall be forfeited.

                                    Article V
                               General Provisions

5.1 Administration. The Board shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof The Board shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

5.2 Funding. The Board, in its sole discretion, may elect to fund the benefits payable under the plan through various investments. However, any such investment shall remain the property of the Company and be subject to the claims of general creditors of the Company. The Executive shall have no right, title or interest in any such investments. The Executive may not pledge as collateral any investments purchased to fund benefits under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that assets of the Company will be sufficient to pay any benefit hereunder. It is the intention of the parties that this Plan will be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (ERISA).

5.3 No Employment Contract. Nothing contained in the Plan shall be construed as a contract of employment between the Company and the Executive or as a right of the Executive to be continued in the employment of the Company or as a limitation on the right of the Company to discharge the Executive with or without cause.

5.4 Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of or other obligations or claims against, such person or entity including claims for alimony, support, separate maintenance and claims in

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     bankruptcy proceedings.

5.5 Binding Effect. This Plan shall be binding upon and inure to the benefit of the parties, their respective legal representatives, and any successor to the Company, any of which shall be deemed to be substituted for the Company under the terms of this Plan. For these purposes, "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, consolidation, purchase, or otherwise, acquires all or substantially all of the Company's assets or business. The Company agrees to notify the Executive in writing of the terms of any proposed transfer of such assets or business and, if such a transfer is consummated, to require its successor to expressly acknowledge and assume its obligations in writing under this Plan.

5.6 Injunctive Relief. The Company acknowledges that in the event it proposes to transfer all or substantially all of its assets or business to a successor as described in Section 5.5 of this Plan without obtaining such successor's express written acknowledgment and assumption of its obligations under this Plan, that such action will cause irreparable harm to the Executive, legal remedies would be inadequate to protect the Executive, and the Executive shall be entitled to injunctive relief to prevent such transfer.

5.7 Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by ERISA.


IN WITNESS WHEREOF, the Company has executed this Agreement this 18th day of August 1997, effective September 1, 1997 forward.

                                         The Oneida Valley National Bank

                                         /s/ David P. Kershaw, EVP
                                         -------------------------


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                                    AMENDMENT
                                       TO
                               ALLIANCE BANK, N.A.
                                       and
                         ALLIANCE FINANCIAL CORPORATION
                     EMPLOYEES' SUPPLEMENTAL RETIREMENT PLAN
   (Formerly Oneida Valley National Bank Supplemental Retirement Income Plan)

     THIS AMENDMENT ("Amendment") is dated May 15, 2001, by and among ALLIANCE BANK, N.A., a banking organization organized under the laws of the state of New York ("Bank") and ALLIANCE FINANCIAL CORPORATION, a New York corporation and registered bank holding company ("Corporation") (the Corporation and the Bank are referred to collectively herein as "Employer") and JOHN C. MOTT, who resides at 459 Foxwood Terrace, Oneida, New York ("Employee").

                                    RECITALS

     WHEREAS, the Employer sponsors a certain supplemental retirement plan for the benefit of Employee (the "Plan"), originally effective September 1, 1997, by an agreement by and among all of the parties hereto (Agreement"); and

     WHEREAS, such Agreement is set forth on Exhibit "A", attached hereto and made a part hereof; and

     WHEREAS, the parties wish to amend the Agreement.

     NOW, THEREFORE, the Agreement is hereby amended effective as of the day and year first above written as follows:

     Article IV. Paragraph 4.1(a) of the Agreement shall be deleted in its entirety and replaced with the following:

          "4.1 (a) is a monthly benefit equal to 65% of the Executive's Base Compensation divided by 12,"

     As amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                             ALLIANCE BANK, N.A.

                             By: /s/ Donald S. Ames
                                 ------------------
                             Name:  Donald S. Ames
                             Title: Chairman - Compensation Committee


                             ALLIANCE FINANCIAL
                             CORPORATION

                             By: /s/ Donald S. Ames
                                 ------------------
                             Name:  Donald S. Ames
                             Title: Chairman - Compensation Committee


                             /s/ John C. Mott
                             ----------------
                             John C. Mott


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